SUBSIDIARIES OF THE REGISTRANT




                       M & R CORPORATION ("MRC"), Delaware

                 M & R Investment Company, Inc. ("MRI"), Nevada
                               wholly owned by MRC

                       SHF Acquisition Corporation, Nevada
                               wholly owned by MRI

                    Southlake Acquisition Corporation, Nevada
                               wholly owned by MRI

                  CONTINENTAL CALIFORNIA CORPORATION, Delaware
                           wholly owned by Registrant